CONSENT OF RENE LEBLANC

Lithium Americas Corp. (the "Company") - Prospectus Supplement dated April 17, 2024 to the Form F-3 Registration Statement (File No. No. 333-274883) (the "Prospectus Supplement")

The undersigned hereby consents to (i) the inclusion of the references to the undersigned's involvement in the preparation and review of the scientific and technical disclosure prepared in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators and Subpart 1300 of Regulation S-K contained in, or incorporated by reference in, the Prospectus Supplement (the "Technical Information") being filed with the United States Securities and Exchange Commission (the "SEC") and (ii) the filing of this consent under cover of Form 6-K with the SEC and of the incorporation by reference of this consent, the use of my name and the Technical Information into the Company's Registration Statement on Form F-3 (No. 333-274883), and any amendments thereto, filed with the SEC.

/s/ Rene LeBlanc
Rene LeBlanc

April 17, 2024